Exhibit 5.2

HUNTON ANDREWS KURTH LLP FILE NO: 051645.0000001

April 30, 2025

Atmos Energy Corporation

1800 Three Lincoln Centre

5430 LBJ Freeway

Dallas, Texas 75240

Re:	Registration Statement on Form S-8

Addressee:

We have acted as counsel to Atmos Energy Corporation, a Texas and Virginia corporation (the “Company”), in connection with the preparation and filing by the Company of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) on the date hereof pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of 2,000,000 shares (the “Shares”) of the Company’s common stock, no par value, issuable under the Atmos Energy Corporation 1998 Long-Term Incentive Plan, as amended (the “Plan”).

This opinion letter is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

In connection with this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents and records of the Company, certificates of public officials and officers of the Company and such other documents, certificates and records as we have deemed necessary to render the opinions set forth herein, including, among other things, (i) the Company’s Virginia Restated Articles of Incorporation, as amended through the date hereof, (ii) the Company’s Amended and Restated Bylaws, as amended through the date hereof, (iii) the Plan, (iv) the Registration Statement, (v) resolutions of the Company’s Board of Directors, and (vi) resolutions of the Company’s stockholders.

For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals thereof, (iii) the accuracy, completeness and authenticity of all corporate records and other information made available to us by the Company, (iv) the legal capacity of all natural persons, (v) the genuineness of all signatures not witnessed by us and (vi) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof (other than the authorization, execution and delivery of certain documents by the Company).

ATLANTA AUSTIN BANGKOK BEIJING BOSTON BRUSSELS CHARLOTTE DALLAS DUBAI HOUSTON

LONDON LOS ANGELES MIAMI NEW YORK RICHMOND SAN FRANCISCO TOKYO TYSONS WASHINGTON, DC

www.Hunton.com

Atmos Energy Corporation

April 30, 2025

As to factual matters, we have relied upon, and assumed the accuracy of, representations included in the documents submitted to us, upon certificates and other comparable documents of officers and representatives of the Company, upon statements made to us in discussions with management and upon certificates of public officials. Except as otherwise expressly indicated, we have not undertaken any independent investigation of factual matters.

We do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia.

Based upon the foregoing and such other information and documents as we have considered necessary for the purposes hereof and appropriate to render the opinions set forth below, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that the Shares have been duly authorized and, when and to the extent issued in accordance with the terms of the Plan and any award agreement entered into under the Plan, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act and the rules and regulations of the Commission promulgated thereunder.

This opinion letter is rendered as of the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein. This opinion letter is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any matters beyond the matters expressly set forth herein.

Very truly yours,

/s/ Hunton Andrews Kurth LLP